Exhibit 99.1

CONTACT:

VIVUS, Inc.	Investor Relations:	The Trout Group
Timothy E. Morris		Brian Korb
Chief Financial Officer		646-378-2923
650-934-5200
	Media Relations:	Pure Communications, Inc.
Dan Budwick
973-271-6085

FOR IMMEDIATE RELEASE

VIVUS GRANTS STOCK OPTION TO

NEW SENIOR VICE PRESIDENT AND CHIEF COMMERICAL OFFICER

Mountain View, Calif., May 4, 2010 — VIVUS, Inc. (NASDAQ: VVUS) today announced that, in accordance with NASDAQ Listing Rule 5635, Michael P. Miller, the Company’s new senior vice president and chief commercial officer, was granted an Inducement Grant by the Company’s Board of Directors on April 30, 2010.  This Inducement Grant consists of a stock option award covering 400,000 shares of common stock and was granted outside of the Company’s 2010 Equity Incentive Plan and without stockholder approval pursuant to NASDAQ Listing Rule 5635(c)(4).  The option grant has the following terms: the option has been classified as a non-statutory stock option, has an exercise price equal to the fair market value on the grant date, has a 10-year term and will vest over four years with 25 percent of the shares subject to such option vesting one year after the commencement of Mr. Miller’s employment with the Company on April 26, 2010 and 1/48th of the shares subject to the option vesting monthly thereafter, subject to Mr. Miller’s continued employment with the Company through each such date.  This Inducement Grant will have accelerated vesting pursuant to the terms of the Change of Control Agreement by and between the Company and Mr. Miller, which was previously reported by the Company on April 30, 2010.

About VIVUS

VIVUS is a biopharmaceutical company developing innovative, next-generation therapies to address unmet needs in obesity, sleep apnea, diabetes and sexual health.  The company’s lead investigational product candidate, Qnexa®, has completed phase 3 clinical trials for the treatment of obesity and an NDA has been submitted and accepted by the FDA, with an action date of October 28, 2010. Qnexa is also in phase 2 clinical development for the treatment of type 2 diabetes and obstructive sleep apnea.  In the area of sexual health, VIVUS is in phase 3 development with avanafil, a potentially best-in-class PDE5 inhibitor for the treatment of erectile dysfunction. MUSE® (alprostadil), a first generation therapy for the treatment of ED, is already

VIVUS, Inc. 1172 Castro Street, Mountain View, CA 94040   Tel 650-934-5200   Fax 650-934-5389 www.vivus.com

on the market and generating revenue for VIVUS. For more information about the company, please visit www.vivus.com.

Certain statements in this press release are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may be identified by the use of forward-looking words such as “anticipate,” “believe,” “forecast,” “estimated” and “intend,” among others. These forward-looking statements are based on VIVUS’ current expectations and actual results could differ materially. There are a number of factors that could cause actual events to differ materially from those indicated by such forward-looking statements. These factors include, but are not limited to, substantial competition; uncertainties of patent protection and litigation; uncertainties of government or third party payer reimbursement; reliance on sole source suppliers; limited sales and marketing efforts and dependence upon third parties; risks related to the development of innovative products; and risks related to failure to obtain FDA clearances or approvals and noncompliance with FDA regulations. As with any pharmaceutical under development, there are significant risks in the development, regulatory approval and commercialization of new products. There are no guarantees that future clinical studies discussed in this press release will be completed or successful or that any product will receive regulatory approval for any indication or prove to be commercially successful. VIVUS does not undertake an obligation to update or revise any forward-looking statement. Investors should read the risk factors set forth in VIVUS’ Form 10-K for the year ended December 31, 2009 and periodic reports filed with the Securities and Exchange Commission.